NEWS RELEASE

FOR IMMEDIATE RELEASE

Contact: Bernard H. Clineburg,

Tysons Corner, Virginia

Chairman, President & CEO (703) 584-3400

October 21, 2004

Robert A. Cern,

EVP & Chief Financial Officer (703) 584-3400

CARDINAL FINANCIAL CORPORATION REPORTS

RECORD THIRD QUARTER NET INCOME OF $1.3 MILLION

TOTAL ASSETS EXCEED $1 BILLION

Cardinal Financial Corporation (NASDAQ: CFNL) (the “Company”), parent company of Cardinal Bank, N.A. (the “Bank”), today announced an increase in earnings for the third quarter of 2004.  Third quarter net income to common shareholders increased by 95% to $1.3 million compared to $645 thousand for the same period in 2003.  Net income per diluted common share increased to $0.07 for the third quarter of 2004 from $0.06 for the same period of 2003.  Year-to-date net income to common shareholders for 2004 increased by 68% to $2.6 million, or $0.14 per diluted common share, compared to $1.6 million, or $0.15 per diluted common share, for the comparable period in 2003. The decrease in year-to-date diluted earnings per common share is a result of the increase in weighted average diluted common shares outstanding for 2004 compared to 2003.  Weighted average diluted shares outstanding were 18.4 million and 10.2 million for the year-to-date September 30, 2004 and 2003, respectively. For the first time in the Company’s history, consolidated assets exceeded $1.0 billion.

The 2004 results included an income tax provision of $621 thousand and $1.3 million for the three and nine months ended September 30, 2004, respectively.  The 2003 quarterly and nine month results did not include an income tax provision because of unrecognized available net operating loss carryforwards.

In March 2004, the Company’s Series A cumulative convertible preferred stock automatically converted into 1,026,138 shares of the Company’s common stock pursuant to the terms of the preferred stock.  As a result of this stock conversion, net income to common shareholders for the three and nine months ended September 30, 2004 did not include dividends payable to preferred stockholders.  Dividends on preferred stock were $124 thousand and $371 thousand for the three and nine months ended September 30, 2003, respectively.

On July 7, 2004, the Bank purchased George Mason Mortgage, LLC (“GMM”) from United Bank – Virginia, a wholly owned subsidiary of United Bankshares, Inc., for $17.0 million in cash.  GMM, based in Fairfax, Virginia, engages primarily in the origination and acquisition of residential mortgages through nine retail branches located in the metropolitan Washington region for sale into the secondary market on a best efforts basis.  GMM is one of the leading residential mortgage lenders in the greater Washington metropolitan area, reporting originations of over $4 billion in 2003 and $2 billion in 2002.  GMM’s loan originations for the quarter ended September 30, 2004 were approximately $1.0 billion.  GMM’s operating results are included in the Company’s third quarter 2004 financial results from the date of the acquisition. This acquisition resulted in the creation of approximately $16.7 million of goodwill.  GMM’s contribution to net income in the consolidated statement of operations for the third quarter of 2004 was $466,000,   which included reductions resulting from certain purchase accounting pretax adjustments totaling $464,000.

In July 2004, the Company, through a wholly-owned subsidiary, issued $20.0 million of floating rate junior subordinated deferrable interest debentures that are due in 2034 and pay a contractual interest rate of LIBOR (London Interbank Offering Rate) plus 2.40%, which adjusts quarterly. The Company can redeem these debentures within five years of issuance at a premium and at par thereafter. The Company invested the proceeds from the issuance of these debentures in the form of a capital contribution to the Bank. For regulatory purposes, the debentures qualify as Tier I capital of the Bank and as Tier II capital of the Company. Interest expense on these debentures during the quarter ended September 30, 2004 was $153 thousand.

The Company opened two bank offices during the third quarter of 2004, one each in the City of Fredericksburg and Stafford County.  Since September 2003, the Company has opened five bank offices, which partially accounted for the increase in non-interest expense during the third quarter and year-to-date 2004 period when compared to the same periods of 2003.

At September 30, 2004, total assets increased by $541.9 million, or 85%, to $1.2 billion, from $636.2 million at December 31, 2003.  The increase in total assets is primarily attributable to the purchase of GMM, which added $357.3 million in assets at September 30, 2004.  Loans receivable, net of fees, were $439.0 million at September 30, 2004, compared to $336.0 million at December 31, 2003, an increase of $103.0 million, or 31%.  Loans held for sale were $346.7 million at September 30, 2004, compared to none at December 31, 2003, due to the addition of GMM.  Investment securities increased $34.4 million, or 13%, to $308.0 million at September 30, 2004, compared to $273.6 million at December 31, 2003.  Total deposits increased by $345.8 million, or 73%, to $819.9 million at September 30, 2004, compared to $474.1 million at December 31, 2003.   Other borrowed funds were $159.4 million at September 30, 2004, compared to $74.5 million at December 31, 2003, an increase of $84.9 million, or 114%.  In addition, at September 30, 2004, the Company had a GMM loan warehousing credit facility of $88.8 million for loans in the process of being sold.

Shareholders’ equity increased to $94.5 million at September 30, 2004, compared to $85.4 million at December 31, 2003. The increase of $9.1 million during 2004 was primarily driven by the underwriters’ exercise in January 2004 of their over allotment option from a secondary common stock offering that closed initially in December 2003.  The over allotment exercise resulted in the issuance of an additional 945,000 shares of the Company’s common stock and the receipt of $6.3 million in cash.  Net income of $2.6 million for the year-to-date 2004 period also added to the increase in shareholders’ equity.  Book value per common share at September 30, 2004 was $5.12, compared to $4.80 at December 31, 2003.  Regulatory capital ratios for the Company at September 30, 2004 remained well above regulatory requirements.

Net interest income increased to $7.2 million for the third quarter of 2004, compared to $3.8 million for the third quarter of 2003, an increase of $3.4 million, or 87%.  Year-to-date, net interest income increased $6.3 million, or 59%, to $17.0 million, compared to $10.7 million for the same period of 2003.  The increase is primarily attributable to the increase in the average volume of loans and investment securities during the three and nine months ended September 30, 2004, and the addition of GMM, compared to the same periods of 2003.  For the three months ended September 30, 2004, GMM recorded $1.6 million in net interest income for the Company. The increases in average loans and investment securities were funded through increases in total deposits, other borrowed funds and shareholders’ equity.

The net interest margin for the third quarter of 2004 was 2.55%, compared to 2.88% for the third quarter of 2003.  For the nine months ended September 30, 2004, the Company’s net interest margin was 2.74%, compared to 2.96% for the same period of 2003.  The historically low interest rate environment in recent periods continues to affect the Company’s margins. In terms of net interest income, the results from increases in the volume of earning assets, however, have more than offset the decreases in rates.

The provision for loan loss expense was $529 thousand for the quarter ended September 30, 2004, compared to $356 thousand for the same period of 2003.  For the year-to-date 2004, the provision for loan loss expense was $918 thousand, compared to $602 thousand for the same period of 2003.  The increase in the provision for loan loss expense for the quarter and year-to-date period was due primarily to the additional growth in the volume of loans receivable compared to the prior year.   At September 30, 2004, the Company continued to experience strong loan quality, with year-to-date annualized net charge-offs to average loans receivable of 0.04%, compared to 0.02% for the same period of 2003.  The allowance for loan losses as a percentage of loans, net of fees was 1.20% and 1.29% at September 30, 2004 and December 31, 2003, respectively.

Non-interest income for the third quarter of 2004 totaled $4.2 million, compared to $971 thousand for the same quarter of 2003.  The increase was primarily due to the addition of GMM to the Company during the third quarter of 2004.   Specifically, non-interest income recorded by GMM was $3.5 million for the quarter ended September 30, 2004.  Non-interest income related to GMM is comprised of loan service charge income, gain on sales of loans and miscellaneous income.  For the year-to-date 2004, non-interest income increased 88% to $5.6 million, compared to $3.0 million for the same period of 2003.

The Company experienced increases in service charges on deposit accounts for the quarter and year-to-date 2004.  Service charges on deposit accounts totaled $296 thousand for the third quarter of 2004, compared to $237 thousand for the same period in 2003.  For the nine months ended September 30, 2004, deposit related service charges totaled $798 thousand, compared to $684 thousand for the same period in 2003.

Non-interest expense increased to $9.0 million for the third quarter of 2004 from $3.7 million for the same period in 2003, an increase of $5.3 million.  For the year-to-date 2004, non-interest expense increased $6.6 million, or 59%, to $17.8 million, compared to $11.2 million for the same period of 2003.  The increases in non-interest expense were primarily a result of the acquisition of GMM during the third quarter of 2004.  Non-interest expense recorded by GMM for the Company for the three months ended September 30, 2004 was $4.3 million.  In addition, the Company’s branch expansion during the past 12 months has also added to the increase in non-interest expense.  Increases in salaries and benefits expense, occupancy, advertising and marketing and professional fees were associated with this expansion and the strong asset growth that has occurred over the past 12 months.

Bernard Clineburg, Chairman and CEO, said, “We are pleased with the financial results for the third quarter and for the year-to-date.  We completed the acquisition of George Mason Mortgage during the quarter and reached the significant milestone of $1 billion in assets, placing us among the largest financial institutions based in our market.  Our branch network expanded to 15 during the quarter and included our reach into the fast-growing areas of Stafford County and the City of Fredericksburg.  We continue to make progress in achieving our strategic goal of becoming the leading full service community bank in Northern Virginia and the greater Washington region.”

Cardinal Financial Corporation, the parent company of Cardinal Bank, N.A., serves Northern Virginia and Fredericksburg with 15 conveniently located banking offices in Alexandria, Arlington, Fairfax, Fairfax City, Fredericksburg, Herndon, Leesburg, Manassas, McLean, Reston, Stafford, Sterling, Woodbridge, and two locations in Tysons Corner. Cardinal also operates two subsidiaries, a full service investment services company, Cardinal Wealth Services, Inc., and a residential mortgage lending company, George Mason Mortgage, LLC, based in Fairfax, VA, with nine offices throughout the metropolitan Washington region. The company's stock is traded on the NASDAQ (CFNL). For additional information please visit our Web site at www.cardinalbank.com.

This press release contains “forward-looking statements” within the meaning of the federal securities laws.  These forward-looking statements contain information related to matters such as the Company’s intent, belief or expectation with respect to matters such as financial performance and branch expansion.  Such statements are necessarily based on management’s assumptions and estimates and are inherently subject to a variety of risks and uncertainties concerning the Company’s operations and business environment, which are difficult to predict and beyond the control of the Company.  Such risks and uncertainties could cause the actual results of the Company to differ materially from those matters expressed or implied in such forward-looking statements.  For an explanation of the risks and uncertainties associated with forward-looking statements, please refer to the Company’s Annual Report on Form 10-KSB for the year ended December 31, 2003 and other filings with the Securities and Exchange Commission.  Risks and uncertainties related to GMM include the impact of increased economic activity and interest rates on GMM’s performance in future periods.

Cardinal Financial Corporation and Subsidiaries
Summary Consolidated Statements of Condition
September 30, 2004 and December 31, 2003
(Dollars in thousands)

	(Unaudited)
	September 30, 2004	December 31, 2003	% Change
Cash and due from banks	$ 13,726	$ 9,555	43.7%
Federal funds sold	25,580	3,528	625.1%

Investment securities - available-for-sale	159,981	130,762	22.3%
Investment securities - held-to-maturity	148,034	142,852	3.6%
Total investment securities	308,015	273,614	12.6%

Other investments	6,797	3,517	93.3%
Loans held for sale, net	346,692	-	*

Loans receivable, net of fees	438,957	336,002	30.6%
Allowance for loan losses	(5,291)	(4,344)	21.8%
Loans receivable, net	433,666	331,658	30.8%

Premises and equipment, net	14,917	6,707	122.4%
Goodwill	16,682	22	75727.3%
Other assets	12,054	7,647	57.6%

TOTAL ASSETS	$ 1,178,129	$ 636,248	85.2%

Non-interest bearing deposits	$ 101,934	$ 70,998	43.6%
Interest bearing deposits	718,000	403,131	78.1%
Total deposits	819,934	474,129	72.9%

Other borrowed funds	159,353	74,457	114.0%
Warehouse financing	88,846	-	*
Escrow liabilities	3,519	-	*
Other liabilities	12,009	2,250	433.7%

Shareholders' equity	94,468	85,412	10.6%

TOTAL LIABILITIES & SHAREHOLDERS' EQUITY	$ 1,178,129	$ 636,248	85.2%

* Not meaningful.

Cardinal Financial Corporation and Subsidiaries
Summary Consolidated Statements of Operations
Three and Nine Months Ended September 30, 2004 and 2003
(Dollars in thousands, except share and per share data)
(Unaudited)

	For the Three Months Ended			For the Nine Months Ended
	September 30,			September 30,
	2004	2003	% Change	2004	2003	% Change
Net interest income	$ 7,194	$ 3,838	87.4%	$ 17,025	$ 10,742	58.5%
Provision for loan losses	(529)	(356)	48.6%	(918)	(602)	52.5%
Net interest income after provision for loan losses	6,665	3,482	91.4%	16,107	10,140	58.8%

Service charges on deposit accounts	296	237	24.9%	798	684	16.7%
Loan service charges	267	73	265.8%	552	343	60.9%
Investment fee income	150	184	-18.5%	498	473	5.3%
Net gain on sales of loans	2,802	175	1501.1%	2,864	259	1005.8%
Net realized gain on investment securities available-for-sale	3	291	-99.0%	245	1,201	-79.6%
Management fee income	674	-	*	674	-	*
Other non-interest income	6	11	-45.5%	9	34	-73.5%
Total non-interest income	4,198	971	332.3%	5,640	2,994	88.4%

Net interest income & non-interest income	10,863	4,453	143.9%	21,747	13,134	65.6%

Salaries & benefits	4,896	1,678	191.8%	8,998	4,869	84.8%
Occupancy	932	317	194.0%	1,893	1,093	73.2%
Professional fees	578	221	161.5%	922	872	5.7%
Depreciation	583	276	111.2%	1,215	731	66.2%
Data processing	255	216	18.1%	647	671	-3.6%
Telecommunications	197	99	99.0%	405	294	37.8%
Other operating expense	1,546	877	76.3%	3,760	2,676	40.5%
Total non-interest expense	8,987	3,684	143.9%	17,840	11,206	59.2%

Net income before income taxes	1,876	769	144.0%	3,907	1,928	102.6%
Provision for income taxes	621	-	*	1,299	-	*
NET INCOME	$ 1,255	$ 769	63.2%	$ 2,608	$ 1,928	35.3%

Dividends to preferred shareholders	$ -	$ 124	*	$ -	$ 371	*

NET INCOME TO COMMON SHAREHOLDERS	$ 1,255	$ 645	94.6%	$ 2,608	$ 1,557	67.5%

Earnings per common share, basic	$ 0.07	$ 0.06	16.7%	$ 0.14	$ 0.15	-6.7%
Earnings per common share, diluted	$ 0.07	$ 0.06	16.7%	$ 0.14	$ 0.15	-6.7%
Weighted-average common shares outstanding - basic	18,439,021	10,072,262	83.1%	18,101,639	10,058,202	80.0%
Weighted-average common shares outstanding - diluted	18,697,179	10,344,977	80.7%	18,361,013	10,249,184	79.1%

* Not meaningful.

Cardinal Financial Corporation and Subsidiaries
Average Statements of Condition and Yields on Earning Assets and Interest-Bearing Liabilities
Three and Nine Months Ended September 30, 2004 and 2003
(Dollars in thousands)

	For the Three Months Ended				For the Nine Months Ended
	September 30, 2004		September 30, 2003		September 30, 2004		September 30, 2003
	Average Balance	Average Yield	Average Balance	Average Yield	Average Balance	Average Yield	Average Balance	Average Yield
Interest-earning assets:
Loans receivable, net of fees	$ 416,652	5.61%	$ 272,899	6.10%	$ 370,257	5.56%	$ 260,529	6.29%
Loans held for sale	369,375	3.53%	254	0.00%	124,224	3.50%	124	0.00%
Investment securities - available-for-sale	165,721	3.71%	127,609	2.36%	163,009	3.57%	168,735	3.20%
Investment securities - held-to-maturity	154,229	3.71%	121,343	3.98%	154,025	3.69%	40,892	3.94%
Other investments	8,163	3.82%	3,496	4.00%	5,464	3.95%	2,648	4.53%
Federal funds sold	14,323	1.37%	6,915	0.98%	11,695	1.09%	11,601	1.12%
Total interest-earning assets	1,128,463	4.32%	532,516	4.64%	828,674	4.44%	484,529	4.88%

Non-interest-earning assets:
Cash and due from banks	14,904		8,380		12,050		10,376
Premises and equipment, net	14,727		5,045		9,893		5,091
Goodwill	15,146		646		5,100		646
Accrued interest and other assets	11,084		2,583		7,887		3,699
Allowance for loan losses	(4,864)		(3,650)		(4,564)		(3,511)

TOTAL ASSETS	$ 1,179,460		$ 545,520		$ 859,040		$ 500,830

Interest-bearing liabilities:
Interest-bearing deposits	$ 661,996	2.20%	$ 367,727	2.22%	$ 516,203	2.18%	$ 353,865	2.47%
Other borrowed funds	206,925	2.14%	63,882	1.74%	125,339	2.00%	35,980	1.74%
Warehouse fundings	108,786	0.77%	-	0.00%	36,527	0.77%	-	0.00%
Total interest-bearing liabilities	977,707	2.03%	431,609	2.15%	678,069	2.07%	389,845	2.40%

Non-interest-bearing liabilities:
Non-interest-bearing deposits	94,995		72,819		82,839		69,087
Other liabilities	10,732		1,596		4,857		1,833
Shareholders' equity	96,026		39,496		93,275		40,065
TOTAL LIABILITIES & SHAREHOLDERS' EQUITY	$ 1,179,460		$ 545,520		$ 859,040		$ 500,830

NET INTEREST MARGIN		2.55%		2.88%		2.74%		2.96%

Cardinal Financial Corporation and Subsidiaries
Selected Consolidated Financial Information
(In thousands, except per share data and ratios)
(Unaudited)

	For the Three Months Ended		For the Nine Months Ended
	September 30,		September 30,
	2004	2003	2004	2003
Results of Operations
Interest income	$ 12,189	$ 6,179	$ 27,571	$ 17,740
Interest expense	4,995	2,341	10,546	6,998
Net interest income	7,194	3,838	17,025	10,742
Provision for loan losses	(529)	(356)	(918)	(602)
Net interest income after provision for loan losses	6,665	3,482	16,107	10,140
Non-interest income	4,198	971	5,640	2,994
Non-interest expense	8,987	3,684	17,840	11,206
Net income before income taxes	1,876	769	3,907	1,928
Provision for income taxes	621	-	1,299	-
Net income	1,255	769	2,608	1,928
Dividends to preferred shareholders	-	124	-	371
Net income to common shareholders	$ 1,255	$ 645	$ 2,608	$ 1,557

Balance Sheet Data:			September 30, 2004	December 31, 2003
Total assets			$ 1,178,129	$ 636,248
Loans receivable, net of fees			438,957	336,002
Allowance for loan losses			(5,291)	(4,344)
Loans held for sale			346,692	-
Total investment securities			308,015	273,614
Total deposits			819,934	474,129
Other borrowed funds			159,353	74,457
Total shareholders' equity			94,468	85,412

Preferred shares outstanding			-	1,364
Common shares outstanding			18,441	16,377

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
Selected Average Balances	2004	2003	2004	2003
Total assets	$ 1,179,460	$ 545,520	$ 859,040	$ 500,830
Loans receivable, net of fees	416,652	273,153	370,257	260,653
Allowance for loan losses	(4,864)	(3,650)	(4,564)	(3,511)
Loans held for sale	369,375	254	124,224	124
Total investment securities	319,950	248,952	317,034	209,627
Earning assets	1,128,463	532,516	828,674	484,529
Total deposits	756,991	367,727	599,042	353,865
Other borrowed funds	206,925	63,882	125,339	35,980
Total shareholders' equity	96,026	39,496	93,275	40,065
Weighted Average:
Common shares outstanding - basic	18,439	10,072	18,102	10,058
Common shares outstanding - diluted	18,697	10,345	18,361	10,249

Per Common Share Data:
Basic net income	$ 0.07	$ 0.06	$ 0.14	$ 0.15
Fully diluted net income	0.07	0.06	0.14	0.15
Book value			5.12	3.21
Tangible book value			4.22	3.14

Performance Ratios:
Return on average assets	0.43%	0.47%	0.40%	0.41%
Return on average equity	5.23%	6.53%	3.73%	5.18%
Net interest margin	2.55%	2.88%	2.74%	2.96%
Efficiency ratio	82.73%	82.73%	82.03%	85.32%
Non-interest income to average assets	1.42%	0.71%	0.88%	0.80%
Non-interest expense to average assets	3.05%	2.70%	2.77%	2.98%

Asset Quality Data:
Annualized net charge-offs to average loans receivable, net of fees			0.04%	0.02%
Non-performing loans to loans receivable, net of fees			0.06%	0.18%
Non-performing loans to total assets			0.02%	0.09%
Allowance for loan losses to loans receivable, net of fees			1.20%	1.36%
Allowance for loan losses to nonperforming loans			2099.6%	759.73%

Capital Ratios:
Tier 1 risk-based capital			10.04%	10.62%
Total risk-based capital			13.27%	11.68%
Leverage capital ratio			6.67%	7.95%